                                                                    Exhibit 23.1


                      CONSENT OF THE INDEPENDENT AUDITORS

The Board of Directors
Impac Mortgage Holdings, Inc.:

     We consent to the incorporation by reference in the registration statement on Form S-8 of Impac Mortgage Holdings, Inc. of our report dated February 2, 2001, except as to note S to the consolidated financial statements, which is as of March 27, 2001, relating to the consolidated balance sheets of Impac Mortgage Holdings, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations and comprehensive earnings
(loss), changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000, annual report on Form 10-K of Impac Mortgage Holdings, Inc. filed on March 30, 2001 and as amended by Form 10-K/A filed on October 17, 2001 and January 16, 2002 and to the reference to our firm under the heading "Experts" in the registration statement.



Los Angeles, California
February 28, 2002


                                 /s/ KPMG LLP